UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 26, 2023
Date of Report (Date of Earliest Event Reported)

Panbela Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39468	88-2805017
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Vista Blvd #305 Waconia, Minnesota	55387
(Address of Principal Executive Offices)	(Zip Code)

(952) 479-1196
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	PBLA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement.

On January 26, 2023, Panbela Therapeutics, Inc., (the “Company”), entered into a placement agency agreement (the “Placement Agency Agreement”) with Roth Capital Partners, LLC (the “Lead Placement Agent”) and a securities purchase agreement (the “Purchase Agreement”) with certain purchasers for the purchase and sale, in a registered public offering by the Company (the “Public Offering”), of (i) an aggregate of 4,842,224 shares of its common stock, par value $0.001 per share (“Common Stock”) and pre-funded warrants to purchase up to an aggregate of 1,832,776 shares of Common Stock (the “Pre-Funded Warrants”) and (ii) accompanying warrants to purchase up to an aggregate of 13,350,000 shares of its Common Stock (the “Common Warrants”) at a combined offering price of $2.25 per share of Common Stock and associated Common Warrant, or $2.249 per Pre-Funded Warrant and associated Common Warrant, resulting in gross proceeds of approximately $15.0 million. The Public Offering closed on January 30, 2023.

The Common Warrants have an exercise price of $2.75 per share, are exercisable upon issuance, and will expire five years following the date of issuance. The exercise price is separately subject to reduction in the event of certain future dilutive issuances of shares of Common Stock by the Company, including pursuant to common stock equivalents and convertible or derivative securities. The Pre-Funded Warrants do not expire and have an exercise price of $0.001 per share. The Pre-Funded Warrants were sold to purchasers whose purchase of shares of Common Stock in the Public Offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of the Company’s outstanding Common Stock immediately following the consummation of the Public Offering, in lieu of shares of Common Stock.

Each of the Placement Agency Agreement and Purchase Agreement contains representations, warranties and covenants made by the Company that are customary for transactions of this type. In addition, pursuant to the terms of the Purchase Agreement, the Company and its executive officers and directors have agreed not to, subject to limited exceptions, offer, sell, transfer or otherwise dispose of the Company’s securities for a period of 90 days following the date of closing for the Public Offering set forth above. Each institutional investor who is party to the Purchase Agreement also agreed to a leak-out arrangement wherein each such investor (together with certain of its affiliates) will not transfer on any trading day until March 31, 2023, shares of Common Stock, or shares of Common Stock underlying Common Stock equivalents held by such investor on, or acquired by such investor following, the date of closing for the Public Offering set forth above, in an amount more than its pro rata portion of 25% of the composite trading volume of the Common Stock, subject to certain exceptions.

On January 30, 2023, the Company also entered into a warrant agency agreement (the “Warrant Agency Agreement”) with the Company’s transfer agent, VStock Transfer, LLC, who will act as warrant agent for the Company, setting forth the terms and conditions of the Common Warrants.

As compensation in connection with the Public Offering, the Company paid the Lead Placement Agent a cash fee of 7% of the aggregate gross proceeds raised in the Public Offering, plus reimbursement of certain expenses and legal fees.

The Common Stock, Pre-Funded Warrants and Common Warrants described above were offered pursuant to the Registration Statement on Form S-1 (File No. 333-268854), as amended, that was declared effective by the Securities and Exchange Commission (the “Commission”) on January 25, 2023, and the Registration Statement filed pursuant to Rule 462(b) (File No. 333-269421) with the Commission on January 26, 2023.

The foregoing descriptions of the Placement Agency Agreement, the Purchase Agreement, the Warrant Agency Agreement, the Pre-Funded Warrants and the Common Warrants do not purport to be complete and are subject to, and qualified by, the full text of such documents, copies of which are filed as Exhibits 10.1, 10.2, 4.1, 4.2 and 4.3, respectively, and incorporated by reference herein. The Placement Agency Agreement and Purchase Agreement are attached hereto as exhibits to provide interested persons with information regarding their terms, but are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Placement Agency Agreement and Purchase Agreement were made only for purposes of such agreements as of specific dates indicated therein, were solely for the benefit of the parties thereto, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of such agreements.

Item 3.03         Material Modification to Rights of Security Holders.

To the extent required, the information included in Item 1.01 of this Current Report is hereby incorporated by reference into this Item 3.03.

Item 7.01         Regulation FD Disclosure.

On January 26, 2023, the Company issued a press release announcing the pricing of the Public Offering, the text of which is furnished as Exhibit 99.1 and incorporated by reference herein.

As previously reported, on January 3, 2023, The Nasdaq Stock Market LLC (“Nasdaq”) issued a delist letter based on the Company’s non-compliance with the bid price and stockholders’ equity requirements for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rules 5550(a)(2), 5810(c)(3)(A)(iii) (the low price rule) and 5550(b)(2), respectively. To regain compliance with the stockholders’ equity requirement, the Company must achieve stockholders’ equity of at least $2.5 million and must demonstrate its ability to sustain compliance with that requirement. In order to demonstrate compliance with the $1.00 bid price requirement, the Company must demonstrate compliance for a minimum of ten consecutive business days (Nasdaq has the discretion to monitor for bid price compliance as long as 20 consecutive business days). As of the date of this filing, the Company has evidenced compliance with the $1.00 per share price requirement for eleven consecutive business days.

As described in Item 1.01 above, the Company closed the Public Offering on January 30, 2023, resulting in estimated net cash proceeds of approximately $13.7 million after accounting for estimated expenses incurred in connection with the Public Offering. As a result of the proceeds from the Public Offering, the Company believes it is now in compliance with Listing Rule 5550(b)(2) because it has stockholders’ equity in excess of $2.5 million as of the date of this filing. The Company intends to notify Nasdaq of its compliance status so that Nasdaq can make a determination as to whether the Company has regained compliance with all applicable requirements for continued listing on The Nasdaq Capital Market.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” with the Commission for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01         Other Events.

Following completion of the Public Offering on January 30, 2023, the Company had a total of 6,332,698 shares of its Common Stock issued and outstanding.

Item 9.01         Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Warrant Agency Agreement dated as of January 30, 2023 by and between Panbela Therapeutics, Inc. and VStock Transfer, LLC

4.2	Form of Pre-Funded Common Stock Purchase Warrant

4.3	Form of Common Stock Purchase Warrant

10.1	Placement Agency Agreement dated as of January 26, 2023 by and between Panbela Therapeutics, Inc. and Roth Capital Partners, LLC

10.2	Form of Securities Purchase Agreement by and between Panbela Therapeutics, Inc. and the purchasers named therein

99.1	Company Press Release dated January 26, 2023

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Panbela Therapeutics, Inc.
Date: January 31, 2023	By:	/s/ Susan Horvath
Susan Horvath
Chief Financial Officer